UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2012

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2012, Salvatore J. Zizza, the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of General Employment Enterprises, Inc. (the “Company”) informed the Board that he is retiring from all positions with the Company, effective immediately.  Under the terms of his employment contract, Mr. Zizza will continue to receive his base salary of $10,000 per month through August 31, 2013.  Additionally, the Board agreed to extend the period during which Mr. Zizza can exercise his stock options that are vested and outstanding as of December 26, 2012 from one year to eighteen months from the date of his retirement.  As of December 26, 2012, Mr. Zizza had options to purchase 300,000 shares of the Company’s common stock vested and outstanding.

On December 26, 2012, Michael K. Schroering was appointed by the Board as the Chief Executive Officer and Chairman of the Board, effective immediately.  Mr. Schroering has served on the Board since November 26, 2012.  Mr. Schroering has not entered into any material plan, contract or arrangement with the Company relating to his appointment as Chief Executive Officer and will be compensated $1 per year in his role as Chief Executive Officer.

Mr. Schroering, age 55, is the President of The Schroering Company which he founded in 1993. The Schroering Company is a Louisville-based commercial real estate firm specializing in consulting services, site procurement, owner and tenant representation for the sale and leasing of office and industrial space. Mr. Schroering is also, since 2005, the Managing Member of Global Port United, LLC, which owns and manages several business parks in the Louisville area with 1,800,000 square feet of developed buildings. He is a past president of the Indiana/Kentucky Society of Industrial and Office Realtors (SIOR) and a member of the Society of Industrial and Office Realtors and Certified Commercial Investment Member (CCIM).

Mr. Schroering is also, since June 2012, the managing director and owner of Leed HR, LLC (“Leed”). Leed is a Kentucky limited liability company that owns 15,842,410 shares of the Company’s common stock. By his ownership in Leed and direct ownership of 199,334 shares of the Company’s common stock, Mr. Schroering beneficially owns 16,041,744 shares of the registrant’s common stock, constituting approximately 74% of the issued and outstanding common stock of the Company.   Other than as set forth herein, Mr. Schroering has no arrangements, understandings, business or family relationship with any existing member of the Board or any executive officer of the Company.

Mr. Schroering received a B.A. in Business Administration in Finance and Management from Loyola University and attended the University of Louisville School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: January 2, 2013	By: /s/ Michael K. Schroering
Michael K. Schroering
Chairman of the Board and Chief Executive Officer